Exhibit 99.01

Press Release
www.shire.com

Block Listing Application

November 4, 2013 - Shire plc (the “Company”) (LSE: SHP, NASDAQ: SHPG) hereby notifies the market that an application has been made to the UK Listing Authority and the London Stock Exchange for a total of 1,000,000 ordinary shares of 5p each (“Shares”) to be admitted to the Official List. These Shares are being reserved under a block listing and will be issued pursuant to the Shire Employee Stock Purchase Plan.

These Shares will rank pari passu in all respects with the existing issued Shares of the Company.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX